Exhibit 99
                       DOL Filing Confirmation                     ----------



I certify that the Plan Administrator of the MCI Communications Corporation 401(k) Plan for Non-Exempt Employees has received a Statement of Assets and Liabilities and also that the statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                           EIN #
                                                      --------------
Mellon Bank Temporary Investment Fund                 25-6078903-980



                                             MCI COMMUNICATIONS  CORPORATION
                                             401(K) PLAN FOR NON-EXEMPT
                                             EMPLOYEES - PART II OF THE MCI
                                             COMMUNICATIONS CORPORATION ESOP
                                             AND 401(K) FOR NON-EXEMPT EMPLOYEES



Date:  June 27, 1997                      By:David M. Case
                                             ------------------------------
                                             David M. Case
                                             Vice President
                                             MCI Communications Corporation










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